Exhibit 10.9

FIRST AMENDMENT

TO THE

ACTUANT CORPORATION 2001 STOCK PLAN

THIS AMENDMENT to the Actuant Corporation 2001 Stock Plan (the “Plan”) is made on this 25th day of December, 2008, by Actuant Corporation (the “Company”).

WHEREAS, the Company has established the Plan as a means to provide key employees of the Company and its subsidiaries with an incentive to improve corporate performance on a long-term basis, as well as to attract and retain key employees;

WHEREAS, the Company’s Board of Directors has the authority to amend the Plan under Section 9.04 thereof; and

WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2008:

1. Section 3.02 of the Plan shall be amended by adding the following sentence at the end of such Section:

“Any such adjustments shall be done in a manner that complies with the requirements of Section 409A of the Code, to the extent applicable.”

2. Section 6.02 of the Plan shall be amended by deleting the third sentence of such Section in its entirety.

3. Section 6.03 of the Plan shall be amended by adding the following words after “authorized”:

“, and created the legally binding right to,”

4. Section 6.07(b) of the Plan shall be amended by deleting the second sentence of such Section and replacing it with the following:

“The Committee shall value options as it deems reasonable in the event of a cash settlement, based on the Fair Market Value of the Common Stock at the time of such settlement, and may base the settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise price of the option.”

5. Section 6.09 of the Plan shall be deleted in its entirety.

6. Section 9.04 of the Plan shall be amended by deleting the words “reduce the exercise price of outstanding options,” from the second sentence of such Section.

7. Section 9.04 of the Plan shall be further amended by adding the following sentence at the end of such Section:

“Any action taken by the Committee under this Section 9.04 shall be done in a manner that complies with the requirements of Section 409A of the Code, to the extent applicable.”

8. All other terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the day and year first written above.

ACTUANT CORPORATION

By:	/s/ Susan Korthase
	Its:	Vice President, Human Resource

By:	/s/ Andrew G. Lampereur
	Its:	Executive Vice President and CFO